SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

EL PASO CORPORATION

(Names of Registrant as Specified in Its Charters)

SELIM K. ZILKHA

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following materials are included on www.saveelpasonow.com:

Click here to read Mr. Zilkha’s preliminary proxy statement to the Securities and Exchange Commission [LINK TO MATERIALS PREVIOUSLY FILED]

ATTENTION:  EL PASO CORPORATION STOCKHOLDERS

Selim K. Zilkha, a major stockholder of El Paso Corporation, has initiated an effort to replace the Company’s existing board with one that has the credibility, experience and expertise necessary to turn El Paso around and restore value to its stockholders. This stockholder believes that he can no longer simply stand by as the Company is mismanaged.

We must act now to restore El Paso to its former greatness. If you own stock in the Company, we encourage you to visit this website in the coming weeks as details and enhancements are added that will help you learn more, as well as provide instructions for joining this important campaign.

In the meantime, click here [LINK TO MATERIALS PREVIOUSLY FILED] to read the letter that one of the largest stockholders sent to El Paso’s current Board of Directors, and here [LINK TO MATERIALS PREVIOUSLY FILED] to read the Notice of Business and Proposals to be brought before El Paso’s 2003 Annual Meeting.

On March 11, 2003, Mr. Zilkha filed with the Securities and Exchange Commission a preliminary proxy statement relating to his solicitation of proxies with respect to the 2003 El Paso annual meeting of stockholders. Mr. Zilkha will file with the Commission, and will furnish to El Paso’s stockholders, a definitive proxy statement and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials, when they become available, because they will contain important information.

The preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed by Mr. Zilkha with the Commission are available at the Commission’s website at http://www.sec.gov. You may also obtain a free copy of the definitive proxy statement (when it is available) by contacting Innisfree M&A Incorporated toll free at (877) 750-5837 (banks and brokers call collect at (212) 750-5833).

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso stockholders is available in the preliminary proxy statement filed by Mr. Zilkha with the Commission on Schedule 14A.

Some of the statements contained on this website may constitute “forward-looking statements,” which for this purpose includes all statements that are not of historical facts. The actual future financial performance of El Paso could differ materially from those anticipated by these forward-looking statements. There can be no assurance that Mr. Zilkha or his nominees will succeed in their efforts to turn El Paso around.

Thank you for visiting, and stay tuned for additional news and developments.

If you have any questions about the proxy materials, please call Innisfree M&A Incorporated, our proxy solicitor, toll free at  (877) 750-5837 (banks and brokers call collect at 212-750-5833).